AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2015

REGISTRATION NO. 333-207464

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	3585	45-3992444
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Wilshire Blvd., Ste. 1500

Los Angeles, CA 90017

800-762-1452

(Address and telephone number of principal executive offices)

Jeffery Goh

President and Interim Chief Executive Officer

Medbox, Inc.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

800-762-1452

(Name, address and telephone number of agent for service)

Copies to:

Blase P. Dillingham, Esq.

Scott A. Schwartz, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	207,494,120(1)(2)	$0.1025(3)	$21,268,147.30	$2,141.70(4)

(1)	193,847,216 of such shares are issuable upon the conversion of convertible debentures. 1,176,316 of such shares are issuable upon the conversion of accrued interest under convertible debentures. 12,470,588 of such shares are issuable upon the exercise of warrants to purchase common stock. The shares registered are offered for resale by the selling stockholders named in the prospectus.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable in respect of the registered shares to prevent dilution resulting from stock splits, stock dividends, stock distributions and similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the high and the low prices of the Registrant’s common stock on October 15, 2015 as reported by the OTCQB.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-207464) (the “Form S-1”) of Medbox, Inc. is being filed solely for the purpose of filing Exhibit 10.80 to the Form S-1. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Part II of the Form S-1, the signatures and the exhibit index and is not intended to amend or delete any part of the Form S-1 except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$250
Legal expenses	$100,000	*
Accounting expenses	$25,000	*
Miscellaneous	$10,000	*
Total	$135,250	*

*	Estimate

Item 14.	Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.7502(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Section 78.747(1) provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. (2) A stockholder, director or officer acts as the alter ego of a corporation if: (a) The corporation is influenced and governed by the stockholder, director or officer; (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice. (3) The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

On November 11, 2011, we issued an aggregate of 6,000,000 shares of our Series A Preferred Stock to Vincent Mehdizadeh and Shannon Illingworth in exchange for services rendered to the Company. 3,000,000 shares were subsequently cancelled and returned to treasury.

On June 13, 2013, we issued to Moody’s Capital Solutions, Inc. warrants to purchase 15,000 shares of our common stock at an exercise price of $31 as consideration for their services as finder in identifying an accredited investor who participated in our private offering. The warrants expire June 13, 2018.

From January 1, 2012 through December 31, 2012, the Company sold 1,168,733 shares of common stock to accredited investors for an average of $1.15 per share, or aggregate proceeds of $1,359,050, including carry-over shares through January of 2013, deemed by management to be materially part of the prior period.

On April 1, 2013, we issued warrants to purchase 260,864 shares of our common stock to Vapor Systems International in exchange for the outstanding shares of Vaporfection International, Inc., which is now our wholly owned subsidiary, which were subsequently split up and reissued to the individual owners of Vapor Systems International, LLC. The warrants have an exercise price of $.001 per share, subject to adjustment for stock dividends, subdivisions or combinations of the common stock, reclassifications and similar transactions, and are exercisable beginning on March 21, 2014 until April 1, 2018.

During the year ending December 31, 2013 we issued 1,079,303 shares of common stock to various accredited investors and received aggregate gross proceeds in the amount of $5,772,094 (of which $4,486,541 was cash and $1,285,553 non-cash).

From January to March 31, 2014 the Company issued 485,830 shares of common stock to accredited investors at a price of $5.00 per share raising proceeds of $2,429,150.

The Company issued 6,540 shares to its attorneys for legal fees on November 12, 2014 at a price of $6.59 per share and 46,352 shares to its attorneys for legal fees on December 31, 2014 at $5.11 per share. The Company also issued 252,812 shares to former shareholders of Vaporfection as part of a settlement agreement to resolve a litigation dispute.

The August 14, 2015 Convertible Debt Financing, the August 20, 2015 Convertible Debt Financing and the July 2015 Debenture, including amendments and modifications are described in the prospectus to this registration statement under the heading “Recent Developments” and are incorporated into this Item 15 by reference.

On October 14, 2015, the Company issued seven debentures in the aggregate of $2,000,000 to the October 2015 Investor as consideration for services previously rendered to the Company. The debentures and related purchase agreement have the same terms as the August 14 Debentures and August 14 Purchase Agreement (the “October 2015 Debentures” and “October 2015 Purchase Agreement”, respectively) except that the October 2015 Purchase Agreement does not provide for registration rights to the October 2015 Investor with regard to the shares underlying the October 2015 Debentures. The October 15 Investor has agreed with the Company return any shares from conversions of October 2015 Debentures remaining after all fees payable for services previously rendered to the Company prior to the time of conversion have been collected by the October 15 Investor through the sale of such shares. To the extent that the sale of shares underlying the October 2015 Debentures do not satisfy outstanding amounts payable to the service provider, such amounts will remain payable to the service provider by the Company.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16.	Exhibits.

Exhibit Number	Description

a. Financial Statements

We have included the following financial statements and notes with this registration statement:

1. Audited Consolidated Financial Statements and Notes to the Consolidated Financial Statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012 and Unaudited Interim Condensed Consolidated Financial Statements and Notes to the Interim Condensed Consolidated Financial Statements as of September 30, 2015 and September 30, 2014.

b. Exhibits

3.1	Articles of Incorporation filed with the Secretary of State on June 16, 1977 (1)

3.2	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on September 18, 1998 (1)

3.3	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on May 12, 2000 (1)

3.4	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on November 16, 2006 (1)

3.5	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on January 11, 2008 (1)

3.6	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 4, 2009 (1)

3.7	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 21, 2009 (1)

3.8	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on February 14, 2011 (1)

3.9	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 30, 2011 (1)

3.10	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on July 15, 2013 (2)

3.11	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on October 27, 2015**

3.12	Amended and Restated Bylaws of Medbox, Inc. dated July 11, 2013 (2)

3.13	Amendment No. 1 to Restated Bylaws of Medbox, Inc. dated December 16, 2014 (10)

3.14	Amendment No. 2 to Amended and Restated Bylaws of Medbox Inc. dated December 22, 2014 (11)

4.1	Form of Common Stock Certificate of Medbox, Inc. (2)

4.2	Form of Certificate for the Series A Preferred Stock (2)

5.1	Opinion of Fennemore Craig, P.C.**

10.1	Stock Purchase Agreement, effective as of December 31, 2011, by and among Medbox, Inc. and PVM International, Inc. (1)

10.2	Amended and Restated Stock Purchase Agreement effective as of February 26, 2013, by and between Medbox, Inc. and Bio-Tech Medical Software, Inc. (1)

10.3	Amended and Restated Technology License Agreement, dated as of February 26, 2013, by and between Bio-Tech Medical Software, Inc. and Medbox, Inc. (2)

10.4	Membership Interest Purchase Agreement dated as of March 12, 2013 between Medbox, Inc. and Darryl B. Kaplan, Claudio Tartaglia and Eric Kovan (MedVend Holdings) (2)

10.5	Securities Purchase Agreement dated as of March 22, 2013, by and among Medbox, Inc. and Vapor Systems International, LLC (1)

10.6	Amendment Securities Purchase Agreement by and Medbox, Inc. and Vapor Systems International, LLC, dated July 5, 2013 and effective as of March 22, 2013 (2)

10.7	Bio-Tech Purchase and Sale Agreement (4)

10.8	Med Vend Purchase and Sale Agreement (4)

10.9	Form of Securities Purchase Agreement (5)

10.10	Form of Registration Rights Agreement (6)

Exhibit Number	Description

10.11	Form of Debenture (5)

10.12	Employment Agreement for Guy Marsala (7)

10.13	Consulting Agreement with Bruce Bedrick (8)

10.14	Securities Purchased Agreement (9)

10.15	Registration Rights Agreement (9)

10.16	Form of Debenture (9)

10.17	Amendment No. 1 to Securities Purchase Agreement (9)

10.18	Agreement, dated January 21, 2015, by and among the Company, P. Vincent Mehdizadeh and PVM International, Inc., and Invent Chase, Incorporated (12)

10.19	Voting Agreement, dated January 21, 2015, by and among the Company, P. Vincent Mehdizadeh, PVM International, Inc. and Vincent Chase, Incorporated (12)

10.20	Form of Purchase Agreement Amendment – July 2014 Financing (13)

10.21	Form of Amended and Restated Debenture – July 2014 Financing (13)

10.22	Form of Modified Debenture – July 2014 Financing (13)

10.23	Form of Debenture Agreement Amendment – July 2014 Financing (13)

10.24	Form of Warrant – July 2014 Financing (13)

10.25	Form of Purchase Agreement Amendment – September 2014 Financing (13)

10.26	Form of Amended and Restated Debenture – September 2014 Financing (13)

10.27	Form of Modified Debenture – September 2014 Financing (13)

10.28	Form of Debenture Agreement Amendment – September 2014 Financing (13)

10.29	Form of Warrant – September 2014 Financing (13)

10.30	Form of Subordinated Convertible Siegel and Lowe Note (13)

10.31	Medbox, Inc. 2014 Equity Incentive Plan (15)

10.32	Lowe Director Retention Agreement (18)+

10.33	Siegel Director Retention Agreement (19)+

10.34	Love Director Retention Agreement (16)+

10.35	Form of Amendment to Director Retention Agreement (21)+

10.36	C. Douglas Mitchell Employment Agreement, dated October 16, 2014 (17)+

10.37	Amendment to Marsala Employment Agreement, dated December 16, 2014 (21)+

10.38	Amendment to Mitchell Employment Agreement, dated December 16, 2014 (21)+

10.39	Exclusive Trademark and Patent License Agreement Between PVM International, Inc. and Medbox, Inc., dated as of April 1, 2013 (1)

10.40	Promissory Note issued to PVMI dated January 1, 2012 (2)

10.41	Agreement between Prescription Vending Machines, Inc. and AVT, Inc. dated February 10, 2010 (1)

Exhibit Number	Description

10.42	Settlement Agreement by and between Medbox, Inc. and Bio-Tech Medical Software, Inc. dated as of February 27, 2014 (14)

10.43	Second Amended and Restated Technology License Agreement, dated February 27, 2014, between Bio-Tech Medical Software, Inc. and Medbox, Inc. (3)

10.44	Amendment to Purchase Agreement Amendment (22)

10.45	Written Waiver Agreement (22)

10.46	Debenture Amendment Agreement (22)

10.47	Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated April 8, 2015 (23)

10.48	Second Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated April 24, 2015 (23)

10.49	Second Written Waiver Agreement, dated April 24, 2015 (23)

10.50	Third Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated May 15, 2015 (24)

10.51	Third Written Waiver Agreement, dated May 15, 2015 (24)

10.52	Employment Agreement of Jeffrey Goh, dated May 1, 2015 (25)+

10.53	Promissory Note, dated June 30, 2015 (26)

10.54	Guy Marsala Separation Agreement, dated June 30, 2015 (26)

10.55	First Amendment to Voting Agreement, dated August 11, 2015 among the Company, the VM Group and each member of the board of directors of the Company (27)

10.56	Form of Securities Purchase Agreement, dated August 14, 2015 between the Company and the August 14 Investor (27)

10.57	Registration Rights Agreement, dated August 14, 2015 between the Company and the August 14 Investor (27)

10.58	Form of Debenture between the Company and the August 14 Investor (27)

10.59	Second Amendment to Voting Agreement, dated August 21, 2015 among the Company, the VM Group and each member of the board of directors of the Company (28)

10.60	Securities Purchase Agreement, dated August 20, 2015 between the Company and the August 20 Investor (29)

10.61	Registration Rights Agreement, dated August 20, 2015 between the Company and the August 20 Investor (29)

10.62	Form of Debenture under August 20 Securities Purchase Agreement (29)

10.63	Form of Warrant under August 20 Securities Purchase Agreement (29)

10.64	Form of Security Agreement, dated August 21, 2015 between the Company and certain investors (29)

10.65	First Amendment to Securities Purchase Agreement, dated September 4, 2015, among the Company and the August 14 Investor (30)

10.66	Supplemental Agreement, dated September 18, 2015 between the Company and the September 2014 Investor (31)

10.67	September 2014 Warrant Amendment, dated September 18, 2015 (31)

10.68	Side Letter, dated September 22, 2015, to Securities Purchase Agreements, dated August 14, 2015 and July 21, 2014, as amended, and the 10% Convertible Debentures issued thereunder, among the Company and the August 14 Investor (32)

10.69	Supplemental Agreement, dated September 28, 2015 between the Company and the July 2014 Investor (33)

10.70	July 2014 Warrant Amendment, dated September 28, 2015 (33)

10.71	Side Letter, dated September 29, 2015, to Securities Purchase Agreement, dated September 19, 2014, as amended, the 5% Convertible Debenture issued April 3, 2015 thereunder, and Securities Purchase Agreement, dated August 20, 2015, as amended, among the Company and the August 20 Investor (34)

10.72	Purchase Agreement, dated October 14, 2015 between the Company and the October 2015 Investor**

10.73	Form of Debenture between the Company and the October 2015 Investor**

10.74	Agreement of Purchase and Sale of Membership Interest entered into July 23, 2015 between and East West Secured Development, LLC and the Company of 100% of the membership interest of EWSD I, LLC (35)

10.75	Secured Promissory Note of EWSD (35)

10.76	Deed of Trust securing Promissory Note (35)

10.77	Assignment of Rents and Leases encumbering the real property (35)

10.78	Unsecured Promissory Note (35)

10.79	Second Supplemental Agreement dated November 16, 2015 between the Company and the August 20 Investor (36)

10.80	Joint Venture Agreement, dated November 4, 2015, between Mark Marsh and the Company*

16.1	Letter from Q Accountancy Corporation to the Security and Exchange Commission dated February 5, 2015 (20)

21.1	Subsidiaries of Medbox, Inc.**

23.1	Consent of Marcum LLP **

23.2	Consent of Q Accountancy Corporation **

23.3	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

101.INS	XBRL Instance Document **

101.SCH	XBRL Taxonomy Extension Schema Document **

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **

101.LAB	XBRL Taxonomy Extension Label Linkbase Document **

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form 10 file no. 000-54928, originally filed on April 10, 2013.

(2)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, file no. 333-189993, originally filed on July 17, 2013.
(3)	Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form 10 file no. 000-54928, originally filed on May 13, 2014.
(4)	Incorporated by reference from Registrant’s Current Report on Form 8-K (File 000-54928), originally filed on June 10, 2014.
(5)	Incorporated by reference from Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on July 25, 2014.
(6)	Incorporated by reference from the Registrant’s Amendment to Current Report on Form 8-K/A (File No. 000-54928) filed with the Commission on July 29, 2014.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on July 29, 2014.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on August 22, 2014.
(9)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on September 24, 2014.
(10)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on December 22, 2014.
(11)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on December 30, 2014.
(12)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on January 26, 2015.
(13)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on February 2, 2015.
(14)	Incorporated by reference to the Amendment No. 1 to the Registrant’s Registration Statement on Form 10 File No. 000-54928, filed with the Commission on March 31, 2014.
(15)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-198441), filed with the Commission on August 28, 2014.
(16)	Incorporated by reference to Amendment No. 1 to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(17)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on October 21, 2015.
(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(19)	Incorporated by reference to Amendment No. 2 to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(20)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on February 6, 2015.
(21)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-54928) filed with the Commission on March 26, 2015.
(22)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on April 3, 2015.
(23)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on April 24, 2015.
(24)	Incorporated by reference Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-203299) filed with the Commission on May 11, 2015.
(25)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-54928) filed with the Commission on August 14, 2015.
(26)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on July 7, 2015.
(27)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 19, 2015.

(28)	Incorporated by reference to the Registrant’s first Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 26, 2015.
(29)	Incorporated by reference to the Registrant’s second Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 26, 2015.
(30)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 11, 2015.
(31)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 18, 2015.
(32)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 28, 2015.
(33)	Incorporated by reference to the Registrant’s first Current Report on Form 8-K (File No. 000-54928) filed with the Commission on October 2, 2015.
(34)	Incorporated by reference to the Registrant’s second Current Report on Form 8-K (File No. 000-54928) filed with the Commission on October 2, 2015.
(35)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-54928) filed with the Commission on November 12. 2015.
(36)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on November 17, 2015.
+	Management compensatory arrangement
*	Filed herewith
**	Previously Filed

Item 17.	Undertakings.

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 1, 2015.

Medbox, Inc.

By:	/s/ Jeffrey Goh
Jeffrey Goh
Its:	President and Interim Chief Executive Officer
(Principal Executive Officer)

By:	/s/ C. Douglas Mitchell
C. Douglas Mitchell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Goh	December 1, 2015
Jeffrey Goh
President and Interim Chief Executive Officer (principal executive officer)

/s/ C. Douglas Mitchell	December 1, 2015
C. Douglas Mitchell
Chief Financial Officer (principal financial and accounting officer)

*	December 1, 2015
J. Mitchell Lowe
Director

*	December 1, 2015
Ned L. Siegel
Director

*	December 1, 2015
Manuel Flores
Director

*By: /s/ C. Douglas Mitchell
C. Douglas Mitchell
Attorney-in-fact